UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1160 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 25, 2011, Manhattan Bancorp (the “Company”) entered into a Second Amendment to Lease Agreement (the “Amendment”) with The Plaza CP LLC, which amends that certain Lease Agreement dated as of March 6, 2007 (as amended, the “Lease”), pursuant to which the Company leases its headquarters at 2141 Rosecrans Avenue, El Segundo, California.  The Amendment expands the leased premises by 9,676 square feet to 20,406 square feet and extends the term of the Lease for seven years commencing on the New Term Commencement Date (as such term is defined in the Lease), with an option to further extend the Lease for an additional seven year term.  The Amendment also amends the base monthly rent payable under the Lease for the first year to $44,084, which amount will be increased annually by approximately three percent during the initial term of the Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP
(Registrant)

January 31, 2011	By:	/s/ DEAN FLETCHER
Dean Fletcher
Executive Vice President and Chief Financial Officer